UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  SCHEDULE 14A
           Proxy Statement Pursuant to Section 14(a)of the Securities
                      Exchange Act of 1934 (Amendment No. )

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                      The Bureau of National Affairs, Inc.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

                                                                 March 25, 2005


TO THE STOCKHOLDERS OF
THE BUREAU OF NATIONAL AFFAIRS, INC.


     You are cordially invited to attend the annual meeting of the Corporation's stockholders on April 16, 2005, at 10:00 a.m. at the Washington Marriott Hotel, 1221 22nd Street, N.W., Washington, D.C., to elect the 15 members of the Board of Directors and to transact such other business as may properly be brought before the meeting.

     An annual report, which includes financial statements for the year ended December 31, 2004, is enclosed for your information. Also enclosed are a proxy statement and, for Class A stockholders, a proxy form/envelope and ballot. The number of shares of the Corporation's common stock held directly by you, and held in your name by the Stock Fund Trustee of the BNA 401(k) Plan, is indicated on both the proxy form/envelope and ballot. Please follow the instructions on the proxy form/envelope carefully.

     The Board of Directors has asked, and the Secretary of the Corporation has designated, KPMG LLP to conduct the balloting, tabulate the results, and seal and store the ballots afterwards. This means that all proxy forms/envelopes and ballots will be sent directly to KPMG LLP, rather than to the Corporate Secretary. A business reply envelope is enclosed for this purpose.

     The Board of Directors requests the participation either in person or by proxy of each stockholder at the annual meeting. IT IS IMPORTANT THAT YOU VOTE. You can mail your ballot, or place it in one of the three ballot boxes provided. Ballot boxes are located in the link lobby of the 25th Street building, on the second floor of the 23rd Street building, and in the main reception area at Rockville. If you mail your ballot, please do so no later than April 8, to ensure that it is received in time to be counted.


                                   Cordially,

                                   s/Cynthia J. Bolbach
                                   --------------------
                                   Cynthia J. Bolbach



Enclosures

                                 PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 16, 2005
                      THE BUREAU OF NATIONAL AFFAIRS, INC.
                             1231 25th Street, N.W.
                             Washington, D.C. 20037


                               GENERAL INFORMATION

     Solicitation of the enclosed proxy (which incorporates a ballot for the election of directors), is made by and on behalf of The Bureau of National Affairs, Inc. (the "Corporation") for use at the annual meeting of stockholders to be held at 10:00 a.m., local time, at the Washington Marriott Hotel, 1221 22nd Street, N.W., Washington, D.C. on Saturday, April 16, 2005 and at any adjournments of such meeting. The expense of this solicitation will be paid by the Corporation. Officers, directors, and employees of the Corporation may make solicitations of proxies by telephone, regular mail, e-mail, or in person. This proxy statement and proxy form were first mailed to stockholders of the Corporation on or about March 25, 2005. An annual report, including financial statements for the year ended December 31, 2004, is enclosed with this proxy statement.

     The Corporation has 30,000,000 authorized shares of Class A voting common stock ($1.00 par value), 30,000,000 authorized shares of Class B non-voting common stock ($1.00 par value), and 5,000,000 authorized shares of Class C non-voting common stock ($1.00 par value). Only holders of Class A common stock of record at the close of business on March 19, 2005, are entitled to vote at the meeting or any adjournment thereof on the election of the 15 members of the Board of Directors and on any other business that may come before the meeting. On such date, there were 13,691,167 shares of Class A common stock outstanding. All shares represented by properly executed and delivered proxies will be voted at the meeting or any adjournments thereof in accordance with the instructions given on the proxy. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, AND RETURN THE ENCLOSED PROXY FORM/ENVELOPE AS SOON AS POSSIBLE. IF YOU MAIL YOUR BALLOT, PLEASE DO SO BY APRIL 8, 2005. You may, nevertheless, vote in person if you attend the meeting since the proxy is revocable at any time before the presiding officer's call for a vote at the meeting, upon your filing of a written notice of revocation with the Corporation's Secretary.

     A majority of all outstanding Class A shares entitled to vote at the Annual Meeting constitutes a quorum. Once a Class A share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the meeting. Class A shares represented by properly-executed proxies, including those shares held in the stockholder's name by the Stock Fund Trustee of the BNA 401(k) Plan, will be voted in accordance with the directions indicated on the ballot portion of the proxy. If the ballot portion of the proxy is not returned for shares held by the Stock Fund Trustee, the Trustee will assume that the instructions as to those shares are to not vote those shares. A plurality of the votes cast is required for the election of directors, as discussed below. With respect to the election of directors, abstentions or instructions to withhold authority to vote for one or more of the nominees will have no effect on the outcome of the vote. For further information concerning voting, see Section VII, Voting Procedures.

                            I. ELECTION OF DIRECTORS

     Fifteen directors of the Corporation are to be elected at the 2005 Annual Meeting to serve until their successors are elected at the next annual meeting. As provided in the Corporation's By-Laws, 10 directors are stockholders of the Corporation, and five directors are "outside" directors who are not Corporation stockholders.

       Stock Ownership of Executive Officers and Nominees for 10 "Inside"
            Directorships (Further information about the nominees is contained in the Biographical Sketches section of this Proxy Statement)

                                                         Shares of common stock
                                                          beneficially owned on
                                                         March 1,2005, and % of
     Name and, if                                         outstanding shares of
   applicable, year              Offices with the         class (All shares are
   first served as                Corporation or             Class A except
     a Director          Age      its subsidiaries             as indicated)
------------------------ --- ---------------------------- ----------------------
*Paul A. Blakely         47   Manager, Financial Planning     48,011     .35(a)
2004                          and Analysis
                              Assistant Treasurer

*Cynthia J. Bolbach      57   Vice President and              35,340     .26
2001                          Corporate Secretary

*Eunice Lin Bumgardner   44   Vice President and              42,099     .31
2000                          General Counsel

*Sandra C. Degler        65   Chairman of the Board;         530,445   Class B
1990                          Chairman, Tax Management Inc.             2.96(a)

*Neil R. Froemming       59   Technical Support Manager      161,385    1.18
2003                          BNA Software

Margret S. Hullinger     40   Executive Editor and Publisher  33,908     .25
                              BNA Books

*George J. Korphage      58   Vice President and             256,043    1.88
1988                          Chief Financial Officer

*Gregory C. McCaffery    44   Vice President and              79,066     .58
1997                          Chief Operating Officer;
                              President, Tax Management Inc.

John R. Small            60   Senior Copy Editor              10,938     .08

*Robert L. Velte         57   Vice President                  74,136     .54
1996                          Strategic Development

*Paul N. Wojcik          56   President and                  151,663    1.11
1989                          Chief Executive Officer
                              Vice Chairman of the Board

            Stock Ownership of Nominees for Five "Outside" Directors

                                                        Shares of common stock
                                                          beneficially owned on
                                                         March 1,2005, and % of
     Name and, if                                         outstanding shares of
   applicable, year              Offices with the         class (All shares are
   first served as                Corporation or             Class A except
     a Director         Age   Principal Occupation           as indicated)
----------------------- --- --------------------------- ------------------------
*Gerald S. Hobbs         63   Retired; formerly                   -0-
2003                          Chairman and CEO, VNU, Inc.

*Jonathan Newcomb        58   Formerly Principal                  -0-
2001                          Leeds Weld & Co.

*Susan E. Rice           40   Senior Fellow,                      -0-
2004                          Brookings  Institution

*Ellen Taus              46   Chief Financial Officer,            -0-
2002                          Oxford University Press

*Daniel W. Toohey        65   Retired; formerly counsel           -0-
1991                          Dow, Lohnes & Albertson


*Member of Present Board


(a) Mr. Blakely and Mrs. Degler's shares include 2,452 Class A and 301,045 Class B shares, respectively, owned by their spouses. These shares may be deemed to be beneficially owned by the nominee under the rules and regulations of the Securities and Exchange Commission. The nominees, however, disclaim beneficial ownership of the BNA shares owned by his or her spouse.

     As of March 1, 2005, all directors and executive officers as a group beneficially owned 922,262 shares of Class A common stock, or 6.75 percent of the outstanding Class A shares, and 530,445 shares of Class B common stock, or
2.96 percent of the outstanding Class B shares. These share totals include 2,452 Class A and 301,045 Class B shares held by spouses of persons in the group, each of whom disclaims beneficial ownership of all such shares.

     Compliance with Section 16(a) of the Securities Exchange Act of 1934. Based on a review of Statements of Beneficial Ownership of Securities on Form 3, Form 4, and Form 5 (and any amendments thereto), no director, officer, or any other person subject to Section 16 of the Securities Exchange Act of 1934 failed to file any of the above Forms on a timely basis.

             II. INFORMATION CONCERNING BOARD AND COMMITTEE MEETINGS


     The Board of Directors met six times during 2004. No director attended fewer than 75 percent of the meetings of the board and the meetings of the committees upon which he or she served.

     Audit Committee. The Audit Committee makes recommendations to the board concerning the selection, retention, or termination of the Corporation's independent public accountants; reviews the proposed audit scope and the final report of the independent public accountants; reviews the schedule of fees covering audit and nonaudit services performed by the independent public accountants; reviews recommendations with respect to changes in accounting procedures and internal accounting controls; and performs such other duties as may be directed or authorized by the board from time to time. During 2004, the Audit Committee met seven times. Members of the Audit Committee are Ms. Taus, Ms. Rice, and Messrs. Hobbs, Newcomb, and Toohey. Ms. Rice was appointed to the committee following her election to the Board in April 2004.

      Executive Committee. The Executive Committee has the authority to exercise all powers of the board (except as otherwise provided or required by law) when the board is not in session, and, during the intervals between board meetings, advises and aids the officers of the Corporation in matters concerning management of the business. During 2004, the Executive Committee met four times. Its members are Mrs. Degler and Messrs. Korphage, McCaffery, Velte, and Wojcik.

     Executive Compensation Committee. The Executive Compensation Committee makes recommendations to the Board of Directors annually concerning the compensation of the Corporation's Chairman and its Chief Executive Officer, and reviews the salaries of executive officers. During 2004, the Executive Compensation Committee met three times. Its members are Ms. Rice, Ms. Taus and Messrs. Hobbs, Newcomb, and Toohey. Ms. Rice was appointed to the committee following her election to the Board in April 2004.

     Nominating Committee. The Corporation's By-Laws provide that members of the Board of Directors shall automatically be nominated for the Board. In the event of a vacancy, the Board is directed to appoint a nominating committee to make one nomination for each vacancy. In view of the vacancy resulting from the resignation of David P. McFarland, the Board appointed a nominating committee consisting of Mrs. Degler, chair, Mr. Blakely and Ms. Bolbach to make a nomination. A report of the committee's nominee, Margret S. Hullinger, and a summary of the Corporation's By-Law provisions permitting any Class A stockholder(s) owning at least 2 percent of the outstanding Class A shares to submit nominations, were mailed to each Class A stockholder on March 1, 2005.


                           III. EXECUTIVE COMPENSATION

     A. Summary of Cash and Certain Other Compensation. Below is information concerning compensation provided by the Corporation to the chief executive officer and the four most highly compensated executive officers of the parent Corporation in key policy-making positions serving in those positions on December 31, 2004.

                           SUMMARY COMPENSATION TABLE

                                             Annual Compensation
Name and                            --------------------------------------
Principal Position                  Year         Salary(a)       Bonus (b)
--------------------------------------------------------------------------
Paul N. Wojcik                      2004         $485,510         $21,748
      President and Chief           2003         $486,981         $16,773
      Executive Officer             2002         $460,000         $21,098

Gregory C. McCaffery                2004         $289,692         $12,675
      Vice President and            2003         $265,520         $ 9,015
      Chief Operating Officer       2002         $225,347         $15,216

George J. Korphage                  2004         $254,155         $11,511
      Vice President and            2003         $254,571         $ 8,909
      Chief Financial Officer       2002         $236,372         $13,366

Robert L. Velte                     2004         $244,846         $11,048
      Vice President                2003         $244,846         $ 8,627
      Strategic Development         2002         $226,346         $15,339

Carol Clark                         2004         $225,775         $10,132
      Vice President                2003         $223,846         $ 7,868
      Resource Management           2002         $206,154         $14,080

(a) Based on 26 pay periods in 2004, 27 pay periods in 2003, and 26 pay periods in 2002.
(b)   Includes cash profit sharing.


     B. Compensation Committee Interlocks and Insider Participation. The members of the Committee serve as the board's outside directors, and none are former or current officers or employees of the Corporation or any of its subsidiaries. None of the members of the Committee had any interrelationships requiring disclosure in this proxy statement.

     C. Compensation Committee Report On Executive Compensation. The Executive Compensation Committee makes recommendations to the Board of Directors concerning the compensation of the Corporation's Chairman and of its Chief Executive Officer (CEO). The committee, acting for the board, also has the responsibility of approving the recommendations of the CEO concerning the salaries of executive officers. The committee consists entirely of non-stockholder directors.

     The Corporation's management compensation program is designed to attract, retain, motivate, and reward a highly qualified, productive workforce by offering competitive compensation, superior benefits, and a professional and challenging work environment. Because base salary provides nearly all the compensation of executive officers, including the CEO, and of other managers, base salaries are set at a level that is intended to be generally competitive with other progressive companies in the Corporation's industry and labor market place. The committee does not, however, attempt to place base salaries within any particular strata of salaries paid by competitors.

     The compensation philosophy for executive officers, including the CEO, is the same as that applicable to the Corporation's management employees generally. The merit increase "pool" of 4 percent in 2004 was the same for executive officers as for other management employees.

     The compensation of executive officers during 2004, including the CEO's compensation, was derived from the same sources applicable to all management and supervisory employees of the Corporation: salary and participation in the BNA Employees' Cash Profit Sharing Plan (based upon the same formula used to calculate profit-sharing compensation for all employees). There are no additional incentive compensation plans for any corporate officer, including the CEO.

     The compensation of Mrs. Degler, who is a retired employee of the Corporation, was derived from fees paid to her for her services as chairman and as a consultant to the Corporation. The compensation paid to her for her services as chairman in 2004 was recommended by the Executive Compensation Committee and approved by the Board of Directors on April 17, 2004. Salaries for all other executive officers were recommended by the CEO, and approved by the Executive Compensation Committee.

     Each officer's compensation was based on an evaluation of his or her performance and contribution to departmental and corporate goals, both financial and nonfinancial. In 2004, the CEO determined salary increases for the executive officers by using the same management compensation structure in place for all management employees. The CEO allocated, among the executive officers, a merit increase pool of 4 percent of total executive officer salaries. The factors used in allocating this pool included the officer's current level of compensation, the achievement of agreed-upon objectives for 2003, other challenges met, any unusual aspects of the officer's performance in the past year, and the relationship between the officer's current salary and his/her current level of responsibility. No formula was utilized by the CEO in evaluating any executive officer's performance with respect to these factors.

     As is true throughout the company, salary increases outside the merit increase "pool" are granted for promotions into or within the executive officer group, or for expanded job responsibilities for an executive officer within his/her same position.

     The BNA Employees' Cash Profit-Sharing Plan distributes a percentage of the operating profit (as defined) to full-time employees of the parent corporation and certain subsidiaries, with the exception of sales representatives, who have their own incentive bonus plans. The amount each employee receives is determined by salary and seniority, with the same formula applied to executive officers as is applied to all other employees. The profit-sharing plan has historically provided less than 5 percent of total compensation.

     In determining what it would recommend as the compensation to be paid in 2004 to the CEO, the committee evaluated how well he met the objectives set, with the committee's help, for 2003. During 2004, the committee developed objectives with the CEO that will serve as the basis for determining compensation for 2005.

     The recommendation for the CEO's 2004 compensation was based in part upon the CEO's performance during 2003, and in part upon the company's financial performance in 2003. No specific formula or specific weighing mechanism was used by the committee in evaluating overall achievement of these goals.

     The compensation recommendation of the Executive Compensation Committee was presented to the full Board of Directors at its meeting on March 11, 2004. After full discussion, the board approved the 2004 compensation for the CEO.


                                Jonathan Newcomb, Chairman
                                Gerald S. Hobbs
                                Susan E. Rice
                                Ellen Taus
                                Daniel W. Toohey




                              D. Performance Graph


COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

 Measurement Period      The Bureau of National     S&P 500       Dow Jones
(Fiscal Year Covered)        Affairs, Inc.           Index     Publishing Index
---------------------   -----------------------    ---------  -----------------
Measurement Point
 12/31/99                      $ 100.0             $ 100.0        $ 100.0
 FYE 12/31/00                    117.1                90.9           93.0
 FYE 12/31/01                    132.9                80.1           93.9
 FYE 12/31/02                    147.2                62.5           98.5
 FYE 12/31/03                    162.0                80.4          117.6
 FYE 12/31/04                    177.2                89.1          120.5

     The above graph compares the performance of the company's common stock to Standard and Poor's (S&P) 500 Composite Index and the Dow Jones Publishing Index for the last five years, assuming $100 was invested in the company's common stock and each index at December 31, 1999, and that all dividends were reinvested.

     E. Directors' Compensation. The directors who are employees of the Corporation are not compensated for their services as BNA directors. During 2004, the board members who are not stockholders -- the "outside" directors -- received a quarterly retainer of $4,000 for board service, a $2,500 per year retainer for each standing committee on which the director serves, except for service on the Audit Committee, for which an annual retainer of $4,000 is paid, and a fee of $1,500 per board meeting attended, plus reimbursement for travel expenses. Each outside director serves on the Audit Committee, the Corporate Governance Committee, and the Executive Compensation Committee. Compensation paid in 2004 for these services was as follows: Mr. Hobbs, $33,375; Ms. Rice, $24,750; Mr. Newcomb, $33,375; Ms. Taus, $35,875; Mr. Toohey, $33,375.

     The outside directors also receive an annual supplemental compensation payment that is based on the Corporation's financial progress during the director's service on the board. The supplemental compensation is based on the growth of BNA's cash flow per share (as defined) during the directors' tenure on the board. Because the supplemental compensation formula is based upon a financial measure which influences BNA share price and dividend decisions, the board believes that this compensation more closely aligns the total compensation of the outside directors to the interests of shareholders. Supplemental compensation paid in 2004 was as follows: Mr. Newcomb, $1,720; Ms. Taus, $1,720; Mr. Toohey, $20,000.

     Prior to becoming chairman of the Board in April 2004, Mrs. Degler was paid a fee of $1,500 per BNA board meeting attended, $1,000 per Tax Management board meeting attended, and $500 for each committee meeting attended, totaling $15,000. After becoming chairman, Mrs. Degler was paid $125,000 for her services as chairman of the BNA Board and as chairman of the Tax Management board.



                           IV. AUDIT COMMITTEE REPORT


     The Audit Committee's primary function is to assist the Board in fulfilling the Board's oversight of the Corporation's financial reporting and accounting policies. The committee operates pursuant to a written charter, which was first published in its entirety in the Corporation's 2001 proxy statement, and republished in the Corporation's 2004 proxy statement. The Charter is reviewed annually by the committee and by the Board.

     The Audit Committee currently is composed of five persons, all of whom are the Corporation's outside directors. All of the members of the Audit Committee are "independent," as defined by Securities and Exchange Commission rules. None of the committee members is or has been an officer or employee of the Corporation, has accepted any consulting, advisory, or other compensatory fees from the Corporation or any of its subsidiaries other than in his or her capacity as a director, or is an "affiliated person" of the Corporation or any of its subsidiaries. In addition, the Board has determined that Ellen Taus is an "audit committee financial expert" as defined by the Securities and Exchange Commission.

     During 2004, the Audit Committee (i) reviewed and discussed the audited financial statements for 2003 with the Company's management; (ii) discussed with KPMG LLP, the Corporation's independent public accountants, the matters required to be discussed by Statement of Auditing Standards 61; (iii) confirmed that KPMG is an independent public accountant with respect to the Corporation within the meaning of the Securities Act and the requirements of the Independence Standards Board and, based on this review and discussions, recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K.

     Audit Committee Pre-Approval Policy. Pursuant to a resolution adopted by the committee, the committee must approve any non-audit services performed by KPMG, and will not approve, in general, any services by KPMG that would constitute an audit of the independent public accountant's own work, that would result in the independent public accountant performing management functions or acting as an advocate for the Corporation, or that would permit the independent public accountant to promote the Corporation's stock or other financial interests. The committee pre-approved the following fees of KPMG for 2003 and 2004: audit fees, including review of 10-Qs, $255,000 in 2004 and $203,000 in 2003; audit related fees, including employee benefit plans, $30,000 in 2004 and $26,000 in 2003; tax fees, including tax compliance services, $11,500 in 2004 and $18,540 in 2003; attestation of the Corporation's Section 404 internal controls assessment, $500,000 in 2004; all other fees, including ballot counting and state and local tax assistance, $17,500 in 2004 and $19,250 in 2003. The committee also reviewed whether the provision of these services is compatible with maintaining the independence of the independent accountants.

     The committee met with the Corporation's Vice President and General Counsel to review the status of pending litigation and any settlements that occurred during 2004, met with the Corporation's Corporate Secretary to review conflict of interest questionnaires completed by the Corporation's officers and management personnel; reviewed the requirements imposed upon audit committees by the Sarbanes-Oxley Act of 2002; received status reports concerning the Corporation's internal controls assessment project required by Section 404 of the Sarbanes-Oxley Act; and pre-approved for 2005 certain non-audit services performed by KPMG.

     Code of Ethics. The committee recommended, for adoption by the full Board, a Code of Ethics for the Chief Executive Officer and Senior Financial Officers. The Code was adopted by the Board at its meeting on February 12, 2004. This code is posted on the Corporation's internal home page, on the Corporation's web site at www.bna.com, and is also available, without charge, upon written request to the Corporate Secretary, 1231 25th Street, N.W., Washington, D.C. 20037.

     Procedure for Handling Complaints Regarding Financial Matters. At its meeting on March 11, 2004, the committee established a procedure for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters at the Corporation or at any of the Corporation's subsidiaries. A copy of the procedure is posted on the Corporation's internal home page, and is also available, without charge, upon written request to the Corporate Secretary, 1231 25th Street, N.W., Washington, D.C. 20037. No complaints were received during 2004.



                                Ellen Taus, Chairman
                                Gerald S. Hobbs
                                Jonathan Newcomb
                                Susan E. Rice
                                Daniel W. Toohey

                            V. EMPLOYEE BENEFIT PLANS

     Employees' Retirement Plan. The summary compensation table does not include contributions to the BNA Employees' Retirement Plan ("Retirement Plan") for the named individuals or group, since contributions are computed on an actuarial basis and the amount expended by the Corporation under the Retirement Plan for a particular participant cannot be readily separated or individually calculated.

     The Retirement Plan is a non-contributory defined benefit plan that covers all full-time employees and all part-time employees who work at least 1,000 hours a year. The amount of each employee's retirement benefit is determined by a specific formula based on average annual compensation and years of service with the Corporation. The benefits paid under the Retirement Plan are not subject to any deduction for Social Security or other offset amounts.

     The Internal Revenue Code limits the annual retirement benefit that may be paid from a qualified retirement plan and the amount of compensation that may be recognized by the retirement plan. To the extent that the annual retirement benefit exceeds limits imposed by the Code, the difference is paid from general corporate funds.

     The following table illustrates the estimated annual benefits payable upon retirement from the Retirement Plan and general corporate funds upon normal retirement, age 65 or Rule of 85 (age plus years of service total 85 or more) and are based on a straight life annuity, notwithstanding the availability of joint survivorship options.


                                              Years of Service
      Average Annual
      Compensation*                 10            20           30
      --------------------------------------------------------------------------
       $200,000                   24,400        48,800       73,200
        300,000                   36,600        73,200      109,800
        400,000                   48,800        97,600      146,400
        500,000                   61,000       122,000      183,000

      * Average annual compensation is the average of the employee's cash compensation in each of the highest paid five years during the employee's last ten years of employment.

     For the named executive officers, the compensation included in the calculation of pension benefits are those set forth in Columns (a) and (b) of the Summary Compensation Table. The years of credited service under the Retirement Plan for the employees named in the table above are as follows: Mr. Wojcik, 32; Mr. Korphage, 32; Mr. Velte, 27; Mr. McCaffery, 18; Ms. Clark, 21.


            VI. INFORMATION CONCERNING INDEPENDENT PUBLIC ACCOUNTANTS

     The Corporation's independent public accountants for 2004 were KPMG LLP. A representative of that firm will be present at the Annual Meeting, with the opportunity to make a statement, if desired, and to respond to appropriate questions.

                             VII. VOTING PROCEDURES

     Enclosed is a ballot and proxy form/envelope to be used in voting for directors. Instructions for the use of the ballot appear on the ballot.

     Please note that the ballot for Class A stockholders lists the number of shares you own directly, as well as the number of shares held in your name by the Stock Fund Trustee of the BNA 401(k) Plan. Technically, because shares in the BNA 401(k) Plan are held by the Stock Fund Trustee in the names of the participants in that Plan, the Trustee votes those shares. By returning the ballot portion of the proxy, you instruct the Trustee as to how the shares held in your name are voted, just as you instruct the holders of the proxy to vote the shares held directly by you. The ballots are opened and counted by KPMG LLP, which will inform the Stock Fund Trustee as to the total number of shares voted in the 401(k) Plan. The Trustee will assume that failure to return the ballot portion of the proxy for shares held in the 401(k) Plan constitutes instructions that those shares not be voted. Thus, completion and return of the ballot portion of the proxy will effectively vote shares held in the BNA 401(k) Plan as well as shares acquired through the Stock Purchase and Transfer Plan.

     Directors will be elected by a plurality of votes cast. If you, as a Class A stockholder, properly execute and return your ballot, but do not indicate how your shares are to be voted, your shares will not be voted at all in the election of directors.

     If you will vote in person at the annual meeting, please bring this ballot and the envelope with you.

     Jonathan Rains and Karen Newton have been designated by the Board of Directors as the inspectors and judges of the election for directors and of any other vote which may be taken at the annual meeting. The votes for directors and on the stockholder proposals will be tallied by KPMG LLP, independent public accountants, Washington, D.C. Immediately after the tallying and certification of the vote by the judges, KPMG will seal and store the ballots.

     All  directors   will  hold  office  until  the  next  Annual   Meeting  of
Stockholders and until their respective successors shall have been elected and shall have qualified or as otherwise provided in the Corporation's By-Laws.


                        VIII. 2006 STOCKHOLDER PROPOSALS

     Except for stockholder proposals relating to nominations for director governed by the Corporation's By-Laws, stockholder proposals which are the proper subject for inclusion in the proxy statement and for consideration at the 2006 Annual Meeting must be received by the Corporation no later than November 25, 2005. Such proposals should be directed to the Secretary of the Corporation at its principal office, 1231 25th Street, Washington, D.C., 20037.

                               IX. OTHER BUSINESS

     The Board of Directors does not know of any matters to be presented for action at the meeting other than the election of directors. The enclosed proxy does not confer discretionary authority to vote with respect to any other matters that may properly come before the meeting. If any other matters are brought before the meeting, they will be decided by the vote of persons in actual attendance, subject to the requirement in the Corporation's By-Laws that all matters brought before any meeting of stockholders be decided by a vote of the holders of a majority of the Corporation's Class A common stock entitled to vote at such meeting, unless a different vote is required by the Corporation's Certificate of Incorporation or By-Laws, and subject to any additional requirements imposed by applicable law.

     The enclosed biographical sketches of nominees for the Board of Directors are incorporated by reference into this Proxy Statement.


                             By Order of the Board of Directors,


                             s/ Cynthia J. Bolbach
                             ---------------------
                             Cynthia J. Bolbach
                             Corporate Secretary



March 25, 2005

                       BIOGRAPHICAL SKETCHES OF NOMINEES

Photo of        Paul A. Blakely (47), manager of financial planning and
                analysis, joined BNA in 1984. His group prepares the
Paul A.         corporation's budget, and provides financial evaluations of
Blakely         acquisition targets and proposed new products.

                Blakely has served on the Board of Directors of BNA since 2004, the Tax Management board since 1998, and from 1993 until its sale in 1999 was a director and officer of BNA Communications Inc. He serves on the Budget Committee and three other BNA board committees, including the Retirement Plan Administrative Committee since 1992. He also serves as BNA's assistant treasurer, Tax Management's treasurer and secretary, and as a trustee of the BNA 401(k) plan. He is the financial representative for the Legal and Business Publishing Unit. He has served on several product and department audit committees, on the supervisory committee of the BNA Federal Credit Union, and he was a member of the management bargaining committee for the 1994 and 1997 Newspaper Guild contract negotiations.

Blakely holds a B.A. in economics from the University of Virginia and an MBA in finance from Marymount University. He is a CPA and a member of the American Institute of Certified Public Accountants, and the Greater Washington Society of CPAs, where he is a past chairman of the SEC practice committee. His wife, Rosie, is a market research analyst for BNA.



Photo of        Cynthia J. Bolbach (57), vice president and corporate secretary, has been a member of the Board since 2001, and serves on its
Cynthia J.      Budget Committee. She also serves on the boards of IOMA, Kennedy
Bolbach         Information, Inc., The McArdle Printing Co., Inc., and STF
                Services Corp. As BNA's corporate secretary, her duties include overseeing the operation of the Stock Purchase and Transfer
                Plan.

                Bolbach began her BNA career as a legal editor on the staff of Environment Reporter, and was the managing editor of Media Law Reporter and the U.S. Patents Quarterly. She served as director of the Publishing System Project, responsible for the implementation of BNA's PS2000 publishing system. In 1997, she served for several months as the interim director of information technology. In 2000 she was asked to lead the effort to update BNA's circulation and billing business systems. She has served on several product and department audit committees.

She is a graduate of Wittenberg University, received a J.D. degree from the Georgetown University Law Center, and is a member of the District of Columbia Bar.

Photo of        Eunice Lin Bumgardner (44), vice president and general counsel, joined BNA in 1994 as associate general counsel. She was
Eunice L        appointed general counsel in 1995 and elected vice president in
Bumgarder       1996. Bumgardner currently serves on the Budget Committee, Long-
                Range Facilities Planning Task Force, and the Insurance
                Oversight Committee, and has served on the Retirement Plan
                Administrative Committee, 1997 collective bargaining team, and as BNA's 1998 United Way chairperson. She has served on the BNA
                Washington Inc., board since 1996 and is its corporate secretary. She also is a member of the boards of IOMA, Kennedy
Information, Inc., The McArdle Printing Co., Inc., and STF Services Corp.

Prior to coming to BNA, Bumgardner was a senior associate with the New York-based law firm of LeBoeuf, Lamb, Greene & MacRae, where she worked in several practice areas including employment/labor, general corporate and employee benefits/ERISA, and was active in the firm's recruiting program. She began her professional legal career with Smith, Heenan & Althen, where she maintained a broad corporate practice. Bumgardner has advised a number of corporate boards of directors, including a large publicly-held company. Bumgardner also has worked as a research assistant to Professor Paul Rothstein (Georgetown University Law Center), a summer associate at Lillick, McHose & Charles, and a law clerk for Neighborhood Legal Services Corporation in Anacostia. She is the author of several publications including a Tax Management portfolio. Bumgardner is active in the American Corporate Counsel Association's National Small Law Department Committee, in mentoring Georgetown and Emory law students and alumni, and speaking on corporate counsel panels.

Bumgardner graduated from Emory University, Atlanta, Ga., with a business degree in finance, and received her law degree from Georgetown University in Washington, D.C. She is admitted to practice in Maryland and D.C.


Photo of        Sandra C. Degler (65), chairman of the board and chairman of Tax
                Management Inc. Presently serving as a consultant to the parent
Sandra C.       and TM, she has been a member of the BNA board since 1990 and
Degler          the Tax Management board since 1982. She has also served on the boards of two other BNA subsidiaries. She is a member of the BNA board's Executive Committee, Budget Committee and investment committees.

                Over her long career with BNA, she served as president of Tax Management, BNA marketing manager, labor product manager, and managing editor of two publications, and was the first managing editor of Occupational Safety and Health Reporter. As president of Tax Management, she oversaw the development of the first personal computer software product for BNA and the first CD service. Previously she was public relations and advertising manager for Blue Cross of Virginia. She has authored various books and articles on OSHA and environmental issues.

Educated at Goucher College, Towson, Md., she also studied marketing and management at the University of Wisconsin. She was a member of the International Fiscal Association and has served on the Advisory Board for the New American Workforce.

Photo of        Neil R. Froemming (59), BNA Software internal technical support manager, joined BNA in 1978 as a proofreader in internal
Neil R.         production and became a reporter for Chemical Regulation
Froemming       Reporter later that year. In 1983, he joined Tax Management's
                Cal-Q-Tax division and participated in the design and development of BNA's first microcomputer software products. He has continued to perform various computer support and software development management functions since Cal-Q-Tax was reconstituted as BNA Software in 1984. Froemming's undergraduate and graduate studies were in Political Science (University of Arizona) and Japanese Area Studies (University of Hawaii). He
has taught school in Malawi, served for five years as an officer in the U.S. Air Force, and served on boards and committees of many Quaker and other community organizations.


Photo of        Gerald S. Hobbs (63), was the Chairman and CEO of VNU, Inc., and
                vice-chairman of the Executive Board of VNU N.V. until April
Gerald S.       2003. In the United States, VNU includes media and information
Hobbs           businesses that provide a broad range of data, research
                products, and communication services to the business community.
                Under his leadership, the company published 80 specialized publications and more than 30 annual directories, operated 125 trade shows, conferences, and events, and published and distributed hardcover books. It also owns numerous individual research and information companies, including A.C. Nielsen and
Nielsen Media Research, focused in the areas of marketing and media. VNU's publications and businesses include Billboard, Adweek, Mediaweek, The Hollywood Reporter, Progressive Grocer, Successful Meetings, Sales & Marketing Management, National Jeweler, Commercial Property News, BASES, Nielsen TV Ratings, Claritas, Spectra Marketing Systems, and NetRatings, Inc.

Hobbs has served as Chairman and director of the American Business Media and BPA International. He currently serves as a director of The Advertising Council, Inc., Jobson Publishing, and VNU N.V.


Photo of        Margret S. Hullinger (40), executive editor and publisher, BNA
                Books, joined BNA in 1985 as the division's marketing secretary.
Margaret S.     She subsequently held various positions in the Book Division,
Hullinger       including marketing systems coordinator, business manager, and operations manager. Named executive editor in 1999, her responsibilities include overseeing all of the department's editorial, production, marketing, business, customer service, and distribution functions. Under her leadership, the division's revenues have grown by more than 25 percent, and the division continues to be one of the company's most profitable units. In addition to her Book Division responsibilities, Hullinger works closely with the Legal and Business Publishing Unit to ensure a smooth transition to a business unit organizational structure with a segmented sales force.

Hullinger holds a degree from Northern Virginia Community College and is a graduate of George Washington University's Publications Certificate Program. She served on the board of Kennedy Information, Inc., for three years, and is a current member of BNA's EEO Committee.

Photo of        George J. Korphage (58), vice president and chief financial officer, joined BNA in 1972. He has been a member of BNA's Board
George J.       of Directors since 1988. A CPA, he was in public accounting for
Korphage        three years before coming to BNA. He serves on the Corporate
                Development Committee and the Long-Range Facilities Planning
                Task Force. He is a member of the board's Executive Committee, and chairs its Budget Committee and investment committees. He is also a director of BNA International Inc., IOMA, Kennedy
                Information, Inc., The McArdle Printing Co., Inc., and STF
                Services Corp., and chairs the board of BNA Washington Inc.

Korphage is an accounting graduate of Emporia (Kansas) State University, and did graduate work in finance at the University of Maryland. He is a member of the American Institute of Certified Public Accountants and the Greater Washington Society of CPAs.


Photo of        Gregory C. McCaffery (44), vice president and chief operating officer, and president, Tax Management Inc. He has been a member
Gregory C.      of the Board since 1997, and also serves on the board of TM.
McCaffery       McCaffery was named editor-in-chief effective January 1, 2000, and publisher in July 2001.

                McCaffery joined BNA in 1986 as an editor on the staff of BNA's Chemical Regulation Reporter. He served in reporting and editing positions on several BNA publications until 1990, when he was appointed to management. In 1992, McCaffery helped to create, edit, and launch BNA's Americans with Disabilities Act Manual
(ADAM). In 1996, he helped manage the successful development and launch of BNA's notification services in Lotus Notes and Web formats, and was named director of marketing and product development for the parent company.

McCaffery has held management positions on the following publication staffs:
Daily Labor Report, Labor Relations Week, BNA's Employee Relations Weekly, Workforce Strategies, Affirmative Action Compliance Manual, Equal Employment Opportunity Compliance Manual, and BNA's Americans with Disabilities Act Manual.

McCaffery holds a bachelor of science degree from American University, and has completed course work at the University of London, the California Institute of Technology, and The Wharton School at the University of Pennsylvania.


Photo of        Jonathan Newcomb (58), was a principal in the New York-based private equity firm of Leeds Weld & Co. through late 2004. From
Jonathan        1994 through 2001, he was chairman and chief executive officer
Newcomb         of Simon & Schuster, one of the world's leading educational, reference, and consumer publishers. He had been president and chief operating officer since January 1991, after serving as executive vice president, operations, since November 1989.

                Prior to Simon & Schuster, Newcomb was president of McGraw-Hill's Financial and Economic Information Corp., which included the business units of Standard & Poor's and Data Resources Inc.
He began his career with the Dun & Bradstreet Corp. following his service as a lieutenant in the U.S. Army in Vietnam. He sits on the boards of several corporations, including United Business Media and Journal Communications. Additionally, he is a board member of New School University and Dartmouth College.

Photo of        Susan E. Rice (40), senior fellow, foreign policy studies, The
                Brookings Institution. From October 1997 until January 2001, she
Susan E.        served as Assistant Secretary of State for African Affairs,
Rice            where she was responsible for formulating and implementing overall U.S. policy towards 48 countries of Sub-Saharan Africa, and for public advocacy of U.S. policy towards Africa. From
                1995 to 1997, Rice was a Special Assistant to President Bill
                Clinton and was Senior Director for African Affairs, National
                Security Council, responsible for coordinating interagency formulation and implementation of U.S. government policy towards
                Africa. From 1993 to 1995, she was the Director, International
Organizations & Peacekeeping, National Security Council, where she coordinated the Clinton Administration's policy towards the United Nations system as well as regional and U.N. peacekeeping matters. From 1991 to 1993, she was a management consultant with McKinsey and Company.

Rice is a graduate of Stanford University. She earned a Master of Philosophy degree and a D.Phil (Ph.D.) degree in International Relations from New College, Oxford University. She serves on the boards of the U.S. Fund for UNICEF, the National Democratic Institute, Internews Network, the Partnership for Public Service, and the Atlantic Council. She is a member of the Aspen Strategy Group, the Washington Institute of Foreign Affairs, and the Council on Foreign Relations.


Photo of        John R. Small (60), joined BNA in 1993 and is senior copy editor for environmental publications. In this position, he works in
John R.         the newsgathering, editing, and production of four publications,
Small           primarily Environment Reporter and Daily Environment Report.
                Small has been an officer of the BNA unit of the Newspaper Guild for the past six years, and has served on the Guild's collective bargaining team during the past three contract negotiations.
                Prior to his BNA career, he worked as editor of a weekly paper in Wisconsin; as sports editor and city editor for Lesher
                Communications, a California newspaper group; as a copyeditor/ wire editor for the Milwaukee Sentinel; and as assistant editor of the Guild Reporter. He served four years in the U.S. Air Force as a base newspaper reporter/editor and contributor to Stars & Stripes in Europe. Small has a B.A. degree in philosophy from St. Francis Seminary in Milwaukee. As a teenager, he helped operate a small business owned by his family. He has been a player and manager in the Men's Senior Baseball League for the past 14 years.


Photo of        Ellen Taus (46), chief financial officer, Oxford University
                Press, Inc. She was chief financial officer of New York Times
Ellen           Digital from September 1999-February 2003, and served as
Taus            treasurer of The New York Times Company since 1997. She joined the New York Times Company as assistant treasurer in December
                1996. From 1994 to 1996, Taus was an independent financial and transition consultant. Taus was a vice president of corporate finance at R.H. Macy from 1992 to 1994.

                Prior to that, Taus served as chief financial officer at the American Museum of the Moving Image from 1990 to 1992, as manager of corporate development at TW Services from 1985 to 1990, and evaluated all venture capital proposals for New York & Foreign Securities from 1983 to 1985. She received a B.A. degree in economics with honors from Northwestern University in 1980 and an M.B.A. degree in finance and marketing from Columbia University Graduate School of Business in 1982. In 1999 she completed the executive program at Stanford University.

Photo of        Daniel W.Toohey (65), retired in 2002 from almost four decades of private law practice at the firm of Dow, Lohnes & Albertson,
Daniel W.       Washington, D.C.. He spent almost one decade as the firm's
Toohey          managing partner. During that time, he co-authored a book on broadcast regulation, and published many articles in legal and professional journals and newspapers. His principal community activities included serving as general counsel and trustee of the Greater Washington Board of Trade; trustee and executive committee member of the Federal City Council; vice chair, general counsel, and trustee of The Shakespeare Theatre;
president of the Legal Aid Society; and trustee of The Washington Opera.
In retirement, he maintains a practice in executive and leadership coaching, and continues business and community activities.

He has served as a visiting professor at the University of Michigan, and has lectured at many colleges and universities. He holds an undergraduate degree (A.B. 1961) and a law degree (J.D. 1964) from St. Louis University, and a certificate from the Center for Professional Development at Georgetown University. He is an inactive member of the bars of the U.S. Supreme Court, the District of Columbia, and the states of New York and Missouri.


Photo of        Robert L. Velte (57), vice president, strategic development.
                Velte joined BNA in 1976 and has held various operational and
Robert L.       executive positions at BNA. He was appointed president of BNA
Velte           Communications Inc. in 1986, a position he held until 1994. He was president of BNA International Inc. from 1994 to 1997. He was elected to his current position in 1995.

                As vice president for strategic development, Velte's responsibilities include developing strategic focus for BNA, third party distribution relationships, strategic alliances, and merger and acquisition activities for BNA and its subsidiaries.

Velte was elected to the BNA Board of Directors in 1996. He is a member of the board's Executive Committee. He also serves on the Corporate Development Committee and investment committees.

Velte is the chairman of the board of BNA International Inc. where he has served as a director since 1994. Also, he serves as a member of the boards of IOMA, Kennedy Information, Inc., The McArdle Printing Co., Inc., and STF Services Corp. Prior to joining BNA, Velte worked in public accounting and served as budget director of Dyncorp. He is a graduate of Purdue University, with a degree in management, and is a CPA.


Photo of        Paul N. Wojcik (56), president, chief executive officer, and vice chairman of the board. Wojcik was elected to BNA's Board of
Paul N.         Directors in 1989. He also serves as a member of the boards of
Wojcik          BNA International Inc., IOMA, Kennedy Information, Inc., The
                McArdle Printing Co., Inc., STF Services Corp., and Tax
                Management Inc.

                Wojcik joined BNA in 1972 as an editor for U.S. Law Week and was named managing editor of that service in 1979. In 1984, he became corporate counsel, and in June 1988, he became vice president and general counsel. In October 1994, he became senior vice president, and was named president and chief operating officer in February 1995. In December 1996, he was elected CEO. He is currently a member of BNA's Executive Committee, Corporate Development Committee, investment committees, and the Long-Range Facilities Planning Task Force.

Wojcik is a graduate of Washington and Lee University and Catholic University's Columbus School of Law. He is a member of the Federal City Council, and serves on the board of directors and as chair of Signature Theatre.

THE BUREAU OF NATIONAL AFFAIRS, INC.                    Shares Owned:
  ANNUAL STOCKHOLDERS' MEETING                          Regular:
        April 16, 2005                                  BNA 401(k) Plan:


                           BOARD OF DIRECTORS ELECTION

INSTRUCTIONS: Place an X in the box after the names of the candidates for whom you wish your proxy to cast your votes. You are entitled to vote for not more than five outside candidates, and for not more than 10 stockholder candidates.


           STOCKHOLDER CANDIDATES                         OUTSIDE CANDIDATES
Blakely, Paul A.* 1.___ Korphage, George J.* 7.___ Hobbs, Gerald S.* 12.___ Bolbach, Cynthia J.* 2.___ McCaffery, Gregory* 8.___ Newcomb, Jonathan* 13.___
Bumgardner, Eunice*  3.___ Small, John R.       9.___ Rice, Susan E.*    14.___
Degler, Sandra C.*   4.___ Velte, Robert L.*   10.___ Taus, Ellen*       15.___
Froemming, Neil R.*  5.___ Wojcik, Paul N.*    11.___ Toohey, Daniel W.* 16.___
Hullinger, Margret S. 6.___     *Member of present Board
-------------------------------------------------------------------------------
                               BALLOT INSTRUCTIONS

To Vote: (1) Complete and fold ballot; (2) Put it in proxy envelope; (3) Sign and date proxy envelope; (4) Seal envelope; (5) Return sealed proxy envelope either by mail, in the ballot boxes at BNA, or at the meeting.

================================================================================
(INTERIOR ENVELOPE)
THE BUREAU OF NATIONAL AFFAIRS, INC.
COMMON STOCK PROXY FORM                          ------------------------------
PROXY SOLICITED BY THE BOARD OF DIRECTORS           Signature of Shareholder
                                                (Sign exactly as shown on label)

I HEREBY APPOINT KAREN NEWTON OR JONATHAN A.
RAINS AS PROXY TO REPRESENT ME AND TO VOTE
ALL THE SHARES OF COMMON STOCK HELD BY ME
ON MARCH 19, 2005, AT THE ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD ON APRIL 16, 2005, OR
ANY ADJOURNMENTS THEREOF. MY SHARES ARE TO BE    ------------------------------
VOTED ONLY AS DESIGNATED BY ME ON THE ENCLOSED       Date
BALLOT, WHICH IS MADE A PART HEREOF, AND I
WITHHOLD AUTHORITY TO VOTE ON ANY OTHER MATTER
BROUGHT BEFORE THE MEETING.
-----------------------------------------------------------